Exhibit 99.2

ANNUAL MEETING OF STOCKHOLDERS OF

TOMPKINS FINANCIAL CORPORATION

                        , 2012

PROXY VOTING INSTRUCTIONS

INTERNET - Access www.voteproxy.com and follow the on-screen instructions. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST,       day,            , 2012.

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.

IN PERSON – You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER                       12037

ACCOUNT NUMBER => | |

CONTROL NUMBER => | |

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting/Proxy Statement, Corporate Report, and Form 10-K are available at

www.tompkinsfinancial.com/proxy.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

The Board of Directors recommends a vote “FOR” proposals 1, 2, 3 and 4.   PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLACK OR BLUE INK AS SHOWN HERE ☒

Proposal No. 1. To approve the issuance of shares of Tompkins common stock in the merger of VIST Financial Corp. with and into a Tompkins subsidary:

.  .  ☐ FOR       ☐ AGAINST       ☐ ABSTAIN

Proposal No. 2. Election of sixteen (16) directors for a term of one year:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL NOMINEES EXCEPT (See INSTRUCTIONS below.)

INSTRUCTIONS: To withhold authority to vote for any individual Nominee(s), mark “FOR ALL NOMINEES EXCEPT” and fill in the circle next to each Nominee(s) with respect to whom you withhold authority to vote, as shown here: •

NOMINEES :

☐ John E. Alexander

☐ Paul J. Battaglia

☐ James J. Byrnes

☐ Daniel J. Fessenden

☐ James W. Fulmer

☐ Reeder D. Gates

☐ James R. Hardie

☐ Carl E. Haynes

☐ Susan A. Henry

☐ Patricia A. Johnson

☐ Sandra A. Parker

☐ Thomas R. Rochon

☐ Stephen S. Romaine

☐ Michael H. Spain

☐ William D. Spain, Jr.

☐ Craig Yunker

Proposal No. 3. To ratify the appointment of KPMG LLP as Tompkins’ independent auditor for the fiscal year ending December 31, 2012:

.  .  ☐ FOR       ☐ AGAINST       ☐ ABSTAIN

Proposal No. 4. To approve the adjournment of the Tompkins annual meeting, if necessary, to solicit additional proxies:

☐ FOR       ☐ AGAINST       ☐ ABSTAIN

In their discretion, the proxies will vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

Management at present knows of no other business to be presented at the Annual Meeting.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

To change the address on your account, please check the box at the right and indicate your new address above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder                                                     Date               , 2012 Signature of Stockholder                                                  Date                , 2012

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

TOMPKINS FINANCIAL CORPORATION

Annual Meeting of Stockholders to be held

      day,                   , 2012

YOUR VOTING CARD IS ATTACHED BELOW.

You may vote by telephone, via the Internet or by conventional mail.

Please read the other side of this card carefully for instructions.

However you decide to vote, your representation at the

Annual Meeting of Stockholders is important to Tompkins Financial Corporation

PROXY/VOTING INSTRUCTION CARD

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

TOMPKINS FINANCIAL CORPORATION

FOR THE ANNUAL MEETING OF STOCKHOLDERS ON             DAY,                    2012

The undersigned stockholder of TOMPKINS FINANCIAL CORPORATION (the “Company”) hereby constitutes and appoints Francis M. Fetsko and Linda M. Carlton, and each of them, as agent and proxy of the undersigned, with full power of substitution and revocation, to vote all shares of Common Stock of the Company standing in his or her name on the books of the Company and that the undersigned would be entitled to vote at the Annual Meeting of Stockholders to be held at 5:30 p.m. at the Country Club of Ithaca, 189 Pleasant Grove Road, Ithaca, NY, on       day,                          , 2012, or at any adjournment thereof, with all the powers which the undersigned would possess if personally present, as designated on the reverse side.

THE UNDERSIGNED HEREBY INSTRUCTS THE SAID PROXIES TO VOTE IN ACCORDANCE WITH THE INSTRUCTIONS INDICATED ON THE REVERSE SIDE. IF NO INSTRUCTION IS GIVEN ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE, “FOR” THE ISSUANCE OF SHARES OF COMMON STOCK IN THE MERGER OF VIST INTO A TOMPKINS SUBSIDIARY, “FOR” RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, KPMG LLP, AS THE COMPANY’S INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING DECEMBER 31, 2012,  AND “FOR” THE ADJOURNMENT OF THE ANNUAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES.  THE PROXIES WILL VOTE IN THEIR DISCRETION WITH RESPECT TO SUCH OTHER MATTERS (INCLUDING MATTERS INCIDENT TO THE CONDUCT OF THE MEETING), AS MAY PROPERLY COME BEFORE THE MEETING.

The undersigned hereby acknowledges receipt of the Notice of Meeting and Proxy Statement dated                       , 2012, relating to the Annual Meeting of Stockholders to be held                     , 2012. (Signature on the reverse side is required.)

(Continued and to be marked, signed and dated on reverse side.)

COMMENTS: